Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 24, 2008 accompanying the consolidated financial statements included in the Annual Report of ZIM Corporation on Form 10-KSB for the year ended March 31, 2008.  We hereby consent to the incorporation by reference of said report in the Registration Statements of ZIM Corporation on Forms S-8 (File No. 333-110878, effective December 3, 2003; File No. 333-135447, effective June 29, 2006; File No. 333-135448, effective June 29, 2006).

/s/ RAYMOND CHABOT GRANT THORNTON LLP
Raymond Chabot Grant Thornton LLP

Ottawa, Canada
June 24, 2008